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                                                                     Exhibit 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064



                                            October 15, 1997



CD Radio Inc.
1001 22nd Street N.W.
Washington DC 20037

                                CD Radio Inc. --
                       Registration Statement on Form S-4
                           Registration No. 333-34761
                      -------------------------------------


Ladies and Gentlemen:

               In connection with the above-captioned Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by CD Radio Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the shares of the Company's 10 1/2% Series C Convertible Preferred Stock, (the "Series C Preferred Stock"), the shares of the Company's Series D Convertible Preferred Stock, (the "Series D Preferred Stock") and the shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), registered thereunder.

               In connection with the furnishing of this opinion, we have reviewed (i) the Registration Statement (including all amendments thereto filed on or prior to the date hereof); (ii) a specimen of a Series C Preferred Stock certificate included as Exhibit 4.4 to the Registration Statement; (iii) a specimen of a Series D Preferred Stock certificate included as Exhibit 4.5 to the Registration Statement; (iii) the Company's Certificate of Incorporation, the proposed Certificate of Designations of the Series C Preferred Stock and the proposed Certificate of Designations of the





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Series D Preferred Stock, filed as Exhibits 4.1 and 4.2, respectively, to the
Registration Statement and the By-laws of the Corporation; and (iv) records of certain of the Company's corporate proceedings. We also have examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

               Based upon the foregoing, we are of the opinion that:

               1. when the Certificate of Designation for the Series C Preferred Stock is filed with the Secretary of State of Delaware and the Series C Preferred Stock is issued, delivered and paid for as contemplated in the Registration Statement, the Series C Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

               2. when, and if, the Series D Preferred Stock is issued as contemplated in the Registration Statement and the Certificate of Designations of the Series C Preferred Stock, such Series D Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and

               3. upon conversion of shares of the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, as contemplated in the Registration Statement, the Certificate of Designations of the Series D Preferred Stock and the Certificate of Designations of the Series C Preferred Stock, the Common Stock issued upon such conversion will be duly authorized, validly issued, fully paid and nonassessable.

               Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

               We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal





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Opinions" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                                Very truly yours,

                             /s/  Paul, Weiss, Rifkind, Wharton & Garrison

                             PAUL, WEISS, RIFKIND, WHARTON & GARRISON

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